UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary information statement.

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☒	Definitive information statement.

NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER GLOBAL REAL ESTATE FUND

INFORMATION STATEMENT	MAY 20, 2026

Dear Northern Funds Investor:

As you know, we continually monitor and manage the Multi-Manager Global Real Estate Fund (the “Fund”). A dedicated team of investment professionals evaluates the sub-advisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to seek to ensure that the Fund’s sub-advisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made sub-adviser changes within the Fund.

The Fund utilizes sub-advisers with distinct investment approaches. The Board of Trustees of the Northern Funds (the “Board”) approved the termination of Massachusetts Financial Services Company as a sub-adviser to the Fund effective on February 23, 2026, and the appointment of Cohen & Steers Capital Management, Inc. to sub-advise a portion of the Fund, effective on March 6, 2026. The Board made this decision based upon Northern Trust Investment, Inc.’s recommendation, including that such changes seek to improve the relative performance of the Fund.

Please take a moment to read the enclosed Information Statement that describes the changes discussed above. We believe that these changes are in the best interest of the Fund and its shareholders and assure you that we will continue to monitor the performance of the Fund’s sub-advisers. If you have any questions about your investment in the Fund, please contact your financial advisor or call (800) 595-9111.

Best regards,

James D. Hardman

Northern Trust Investments, Inc.

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	800-595-9111	WWW.NORTHERNTRUST.COM/FUNDS

Northern Funds Distributors, LLC, not affiliated with Northern Trust.

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL REAL ESTATE FUND

This Information Statement is being provided to the shareholders of the Multi-Manager Global Real Estate Fund (the “Fund”), a series of Northern Funds, a Delaware statutory trust (the “Trust”), pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the U.S. Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment adviser to terminate sub-advisers, and to engage and enter into and materially amend existing sub-advisory agreements, upon the approval of the Board of Trustees (the “Board” or the “Trustees”) of the Trust, without obtaining shareholder approval. We are NOT asking you for a proxy and you are requested NOT to send us a proxy.

The Information Statement will be available on the Trust’s website at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements until August 20, 2026. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on April 20, 2026 are entitled to receive this Information Statement. A Notice of Availability of this Information Statement is being sent to shareholders of the Fund on or about May 20, 2026.

Northern Trust Investments, Inc. (“NTI”) and the Management Agreement

NTI, an indirect subsidiary of Northern Trust Corporation (“NTC”), serves as the investment adviser for the Fund and is responsible for the Fund’s overall management and administration. NTI is responsible for providing investment advisory services, including making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Fund and for providing administration services under a Management Agreement dated June 30, 2014, as amended, between the Trust, on behalf of the Fund, and NTI (the “Management Agreement”). The Board supervises the investment advisory services. The Management Agreement also permits NTI, subject to approval by the Board, to delegate to one or more sub-advisers any or all of its portfolio management responsibilities under the Management Agreement pursuant to a written agreement with each sub-adviser, subject to the Order. NTI has delegated portfolio management responsibilities for the Fund to sub-advisers pursuant to sub-advisory agreements with each sub-adviser. NTI remains responsible for supervision and oversight of the portfolio management services performed by the sub-advisers, including compliance with the Fund’s investment objectives and policies. Shareholders of the Fund approved the Management Agreement at a special meeting of shareholders on May 19, 2014.

NTI is entitled to a management fee as compensation for its advisory services and administration services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of the Fund’s average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS

Multi-Manager Global Real Estate Fund	0.89%	First $1 Billion
	0.863%	Next $1 Billion
	0.837%	Over $2 Billion

Cohen & Steers Capital Management, Inc. (“Cohen & Steers”) and the Cohen & Steers Agreement

THE COHEN & STEERS AGREEMENT. At a meeting of the Board held on February 19, 2026 (the “Meeting”), the Trustees, including a majority of the Trustees who are not “interested persons” of the Trust (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Trustees”), voting separately, reviewed and approved a new sub-advisory agreement (the “Cohen & Steers Agreement”) between NTI and Cohen & Steers, with respect to the Multi-Manager Global Real Estate Fund. Under the Cohen & Steers Agreement, Cohen & Steers began managing a portion of the Fund’s assets effective on March 6, 2026. The remainder of the Fund’s assets is currently allocated to Janus Henderson Investors US LLC (the “Other Sub-Adviser”). NTI recommended that the Board approve the Cohen & Steers Agreement based on NTI’s evaluation of Cohen & Steers’ investment advisory capabilities and operations, among other factors, and to seek to improve the Fund’s relative performance versus its benchmark and peers and optimize the Fund’s risk-adjusted performance.

The Cohen & Steers Agreement provides that Cohen & Steers shall, subject to the supervision and oversight of NTI, manage the investment and reinvestment of the portion of the Fund’s assets that NTI may allocate to Cohen & Steers. The Cohen & Steers Agreement provides that, generally, in executing portfolio transactions and selecting brokers or dealers to place orders for transactions with respect to common and preferred stocks, Cohen & Steers shall use its best judgment to obtain the best overall terms available. The Cohen & Steers Agreement also provides that Cohen & Steers shall place orders to purchase or redeem securities directly with the issuer or with any broker or dealer or other person who deals in the securities in which the Fund is trading. The Cohen & Steers Agreement provides that in assessing the best overall terms available for any transaction, Cohen & Steers shall consider all factors it deems relevant,

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MAY 20, 2026

including, but not limited to, the liquidity of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, a financial institution’s sophistication as well as its range of services and technology, the reasonableness of the commission, if any, both for the specific transactions and on a continuing basis, and a financial institutions trading expertise, as set forth in Cohen & Steer’s order execution and handling policies and procedures. The Cohen & Steers Agreement also states that Cohen & Steers, when selecting brokers or dealers, may consider the brokerage and research services provided to the Fund and/or other accounts over which Cohen & Steers or an affiliate of Cohen & Steers exercises investment discretion. With respect to securities other than common and preferred stocks, the Cohen & Steers Agreement provides that Cohen & Steers shall attempt to obtain the best net price and execution of its orders, provided that to the extent that the execution and price available from more than one broker or dealer are comparable, Cohen & Steers may, at its discretion but subject to applicable law, select the executing broker or dealer.

The Cohen & Steers Agreement provides that Cohen & Steers, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for other fiduciary or agency accounts managed by Cohen & Steers in order to obtain the best overall terms available and execution with respect to common and preferred stocks and the best net price and execution with respect to other securities. In such event, Cohen & Steers will allocate the securities to be purchased or sold, as well as the expenses incurred in the transaction, in the manner Cohen & Steers considers to be most fair and equitable over time to the Fund and other accounts.

The terms of the Cohen & Steers Agreement provide that Cohen & Steers shall not be liable for any loss arising out of any portfolio investment or disposition made under the Cohen & Steers Agreement, except by reason of Cohen & Steers’ willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder. The Cohen & Steers Agreement further provides that Cohen & Steers will not be liable for any (i) loss arising out of any act or omission taken by another sub-adviser of the Fund or any other third party with respect to any portion of the Trust’s assets not managed by Cohen & Steers, or (ii) consequential, incidental, or indirect damages or for lost profits, business or opportunities. The Cohen & Steers Agreement states that NTI shall indemnify Cohen & Steers for any liability and expenses arising from, or in connection with, NTI’s breach of the Cohen & Steers Agreement or as a result of NTI’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Cohen & Steers Agreement or in violation of applicable law. The Cohen & Steers Agreement also provides that Cohen & Steers shall not be indemnified for any liability or expenses that result from Cohen & Steers’ willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Cohen & Steers Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Fund may terminate the Cohen & Steers Agreement without penalty at any time. NTI may terminate the Cohen & Steers Agreement immediately upon notice to Cohen & Steers. The Cohen & Steers Agreement terminates automatically in the event of an assignment as defined in the 1940 Act or upon termination of the Management Agreement. The Cohen & Steers Agreement also may be terminated by Cohen & Steers upon 60 days’ written notice to NTI and the Trust.

The material terms of the Cohen & Steers Agreement are substantially the same as the terms of the sub-advisory agreement with the Other Sub-Adviser to the Fund, except for the sub-advisory fees. The addition of Cohen & Steers to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by its shareholders, because the fees paid by NTI to the Fund’s sub-advisers are deducted from the fees paid by the Fund to NTI.

INFORMATION ABOUT COHEN & STEERS. Cohen & Steers was founded in 1986 and its principal offices are located at 1166 6th Ave 30th Floor, New York, NY 10036. As of March 31, 2026, Cohen & Steers managed approximately $93.81 billion in assets under management. Cohen & Steers is 100% owned by its parent company, Cohen & Steers, Inc. (NYSE ticker: CNS), a Delaware corporation. Cohen & Steers, Inc. is a publicly traded company on the New York Stock Exchange and is broadly held.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below is a list of each executive officer and director/member of Cohen & Steers. The address of each individual is c/o Cohen & Steers at the address noted above.

NAME	POSITION(S) HELD WITH COHEN & STEERS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Adam M. Derechin	Executive Vice President, Chief Operating Officer	-

Francis C. Poli	Executive Vice President, General Counsel and Secretary	-

Robert H. Steers	Executive Chairman	-

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

NAME	POSITION(S) HELD WITH COHEN & STEERS	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT

Joseph M. Harvey	Chief Executive Officer	-

Michael Donohue*	Senior Vice President, Chief Financial Officer	-

Jon Y. Cheigh	President, Chief Investment Officer	-
*

Effective October 17, 2025, Raja Dakkuri resigned from his position as Chief Financial Officer. Michael Donohue, Senior Vice President and Controller, serves as Interim Chief Financial Officer. Mr. Donohue has served as Controller of Cohen & Steers since May 2023, and has direct, broad-based experience in Cohen & Steers’ financial and accounting functions as a senior member of the finance department.

OTHER ADVISORY AND SUB-ADVISORY CLIENTS. Cohen & Steers also acts as investment adviser to the SEC-registered investment companies listed below, which have similar investment objectives to the Fund. The table below sets forth certain information with respect to each investment company.

NAME OF FUND	NET ASSETS OF FUND AT END OF MARCH 2026 (in millions)	ANNUAL RATE OF ADVISORY FEES	EXPENSE LIMITS

Cohen & Steers International Realty Fund	$229	0.95%	1.00%

Cohen & Steers Real Estate Securities Fund	$8,680	0.67%	0.84%

Cohen & Steers Institutional Realty Shares	$8,250	0.75%	0.75%

Cohen & Steers Realty Shares	$7,330	0.75%	0.88%

Cohen & Steers Global Realty Shares	$2,310	0.75%	0.90%
Source:	Cohen & Steers. As of 31 March 2026. Denotes Institutional Share Class Net Assets of Fund, Fees and Expense Limits.

TRUSTEES’ CONSIDERATIONS IN APPROVING THE COHEN & STEERS AGREEMENT.

At the Meeting, the Trustees, including all of the Independent Trustees, reviewed and discussed information and written materials from NTI about Cohen & Steers, including: (i) the nature, extent and quality of the investment advisory services to be provided by Cohen & Steers and the experience and qualifications of the personnel proposed to provide such services; (ii) Cohen & Steers’ financial condition, history of operations and ownership structure; (iii) Cohen & Steers’ brokerage and soft dollar practices; (iv) Cohen & Steers’ investment strategies and style of investing; (v) Cohen & Steers’ performance history with respect to other accounts or funds using an investment strategy similar to the Fund; (vi) information with respect to Cohen & Steers’ risk management and cybersecurity programs; (vii) Cohen & Steers’ compliance policies and procedures (including its code of ethics), and the Trust’s Chief Compliance Officer’s (the “CCO”) evaluation of such policies and procedures; (viii) material litigation, investigations, proceedings or actions (if any); (ix) any potential conflicts of interest in managing the Fund, including Cohen & Steers’ financial or business relationships with NTI and its affiliates; and (x) the proposed terms of the Cohen & Steers Agreement. In connection with their deliberations, the Independent Trustees met separately with and were advised by their independent legal counsel and received a memorandum from their independent legal counsel regarding their responsibilities under applicable law.

The Trustees considered NTI’s reasons for proposing that Cohen & Steers be added as a sub-adviser to the Fund, including why NTI believed that adding Cohen & Steers as a sub-adviser may contribute to improved performance. The Trustees discussed the proposed allocation of assets among Cohen & Steers and the Other Sub-Adviser to the Fund.

In evaluating the Cohen & Steers Agreement, the Trustees gave weight to various factors, including those discussed below, but did not identify any single factor as controlling their decision, and each Trustee may have attributed different weight to different factors. The Trustees also considered the recommendations and evaluations provided by NTI.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by NTI with respect to Cohen & Steers’ operations, qualifications, performance and experience in managing the type of strategy for which Cohen & Steers was proposed to be engaged. The Trustees considered NTI’s evaluation of Cohen & Steers’

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potential to contribute to improving the Fund’s relative performance. The Trustees reviewed the CCO’s evaluation of Cohen & Steers’ compliance program and code of ethics, noting that the CCO believed the program to be reasonably designed to prevent the violation of federal securities laws. Following consideration of this and other information, the Board was satisfied with the nature, extent and quality of services proposed to be provided by Cohen & Steers.

Fees, Expenses and Performance

The Trustees considered the proposed sub-advisory fee and that Cohen & Steers would be paid by NTI out of NTI’s management fees. The Trustees also considered Cohen & Steers’ proposed fees at various asset levels of the Fund in relation to the Other Sub-Adviser to the Fund, and in relation to Cohen & Steers’ fee schedule for other accounts or funds using an investment strategy similar to the Fund. The Trustees noted NTI’s ability to utilize Cohen & Steers’ existing sub-advisory fee schedule for the Multi-Manager Global Listed Infrastructure Fund, for which Cohen & Steers also serves as sub-adviser, and to aggregate assets across both Funds.

The Trustees considered the expected profitability of the Fund to NTI before and after the addition of the sub-adviser proposed at the Meeting, together with the proposed portfolio reallocations with the Fund’s Other Sub-Adviser, which showed that NTI’s profitability would slightly increase at asset levels as of December 31, 2025. The Trustees did not consider Cohen & Steers’ projected profitability because NTI would be paying Cohen & Steers out of the management fees that NTI receives from the Fund. The Trustees therefore believed that NTI had an incentive to negotiate competitive sub-advisory fees.

The Trustees considered and evaluated Cohen & Steers’ performance in other accounts or funds that Cohen & Steers manages using an investment strategy similar to the strategy it will use with the Fund, and NTI’s evaluation of that performance. The Trustees reviewed reports prepared by NTI showing the hypothetical performance of the Fund over various time periods based on the proposed sub-adviser changes. The Trustees also considered Cohen & Steers’ investment strategy performance against the Fund’s style benchmark.

Based upon the information provided, the Trustees concluded that the proposed fee to be paid under the Cohen & Steers Agreement was fair and reasonable in light of the services to be provided by Cohen & Steers and consistent with those that would be obtained through arms-length negotiations, and that Cohen & Steers’ performance record in its strategy was generally satisfactory.

Economies of Scale

The Trustees considered information prepared by NTI that showed the impact on NTI’s net management fee (after payment of sub-advisory fees) at various asset levels. The Trustees noted that Cohen & Steers had a breakpoint in its sub-advisory fee structure, and took into account the levels of aggregate sub-advisory fees at various asset levels, including applicable breakpoints in the sub-advisory fee structures. However, the Trustees generally considered economies of scale with respect to the Fund primarily at the management fee level given that NTI would be paying Cohen & Steers out of its management fee. Accordingly, the Trustees concluded that the proposed fee arrangement with Cohen & Steers is reasonable.

Fall Out and Other Benefits

The Trustees considered other potential benefits to be derived by Cohen & Steers as a result of its relationship with the Fund or NTI. For example, the Trustees noted that Cohen & Steers may obtain reputational benefits from the success of the Fund. The Trustees noted that Cohen & Steers serves as a sub-adviser for the Multi-Manager Global Listed Infrastructure Fund and to certain institutional clients of NTI’s affiliates, as well as an investment adviser for clients that utilize an affiliate of NTI as a service provider. The Trustees considered that NTI was not aware of any conflicts of interest relevant to the Fund or NTI. The Trustees concluded that, based on the information provided, any such potential benefits were immaterial to its consideration and approval of the Cohen & Steers Agreement.

Conclusion

After deliberation and based on the Trustees’ review, including consideration of each of the factors referenced above, the Board, including the Independent Trustees, determined that the proposed fee to be paid to Cohen & Steers was fair and reasonable in light of the services to be provided by Cohen & Steers and such other matters as the Board considered relevant in the exercise of reasonable business judgment. After full consideration of the above factors as well as other factors, the Board, including the Independent Trustees, unanimously approved the Cohen & Steers Agreement.

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

INFORMATION STATEMENT

Additional Information

MANAGEMENT AND SUB-ADVISORY FEES. For the fiscal year ended March 31, 2026, the Fund paid management fees to NTI, and NTI paid sub-advisory fees to the Fund’s sub-advisers, in the aggregate amounts and as a percentage of the Fund’s average daily net assets, set forth in the chart below.

FUND	NET MANAGEMENT FEES PAID TO NTI BY FUND		SUB-ADVISORY FEES PAID TO SUB-ADVISERS BY NTI

Multi-Manager Global Real Estate Fund	$757,596	0.89%	$351,018	0.41%

No brokerage commissions were paid by the Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2026.

INFORMATION ABOUT NTI. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

INFORMATION ABOUT THE DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at 190 Middle Street, Suite 301, Portland, ME 04101, serves as the Fund’s distributor. NTI acts as administrator for the Fund. The Northern Trust Company (“TNTC”), located at 50 South LaSalle Street, Chicago, IL 60603, serves as transfer agent, custodian and sub-administrator to the Fund.

SHAREHOLDER REPORTS. The Fund will furnish, without charge, copies of its annual report for the period ended March 31, 2026, and semi-annual report for the period ended September 30, 2025, to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, IL 60675-5986, by telephone at (800) 595-9111, or by e-mail at northern-funds@ntrs.com. Copies of the Fund’s annual report, semi-annual report, and other documents are also available on the Fund’s website: https://ntam.northerntrust.com/united-states/all-investor/funds#literature.

SHARE OWNERSHIP INFORMATION. As of April 20, 2026, the record date for shareholders receiving this Information Statement, the Fund had 7,061,786 shares outstanding.

As of April 20, 2026, TNTC and its affiliates held of record more than 25% of the outstanding shares of the Fund as agent, custodian, trustee or investment adviser on behalf of their customers. As of April 20, 2026, the names and share ownership of the entities or individuals (whose mailing address, unless otherwise indicated, is c/o The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, 60603) that, to the knowledge of the Trust’s management, held of record or beneficially owned more than 5% of the outstanding shares of the Fund were as follows:

NAME OF FUND	NAME OF ENTITY OR INDIVIDUAL	NUMBER OF SHARES	% OF FUND

Multi-Manager Global Real Estate Fund	SEI Private Trust Company C O Principal Financial ID* 1 Freedom Valley Drive Oaks, PA 19456	2,304,416	32.63%

Multi-Manager Global Real Estate Fund	South-East Alaska Regional Health Consortium	452,176	6.40%

Multi-Manager Global Real Estate Fund	A. Delaney 2024 DE Trust	413,260	5.85%
*	Record owner with respect to multiple accounts.

As of April 20, 2026, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Fund.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Information Statement, the Fund will deliver promptly a separate copy of this Information Statement to you upon written or oral request. To receive a separate copy of this Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago,

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Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders. Meetings of shareholders of the Trust, or any series or class thereof, may be called by Trustees, certain officers or upon the written request of holders of 10% or more of the shares entitled to vote at such meeting. The power to call a vote with respect to shareholders of the Fund is vested exclusively in the Board. To the extent required by law, the Trust will assist in shareholder communications in connection with a meeting called by shareholders. The shareholders of the Trust will have voting rights only with respect to the limited number of matters specified in the Trust Agreement and such other matters as the Trustees may determine or may be required by law. Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of the Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northerntrust.com/funds	MM INFOR ST NMMGX (5/26)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement relating to the Multi-Manager Global Real Estate Fund (the “Fund”). The Fund is a series of Northern Funds (the “Trust”). The Information Statement contains important information and is available to you on the internet at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes recent sub-adviser changes relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) approved the termination of Massachusetts Financial Services Company as a sub-adviser to the Fund, effective on February 23, 2026, and the appointment of Cohen & Steers Capital Management, Inc. to sub-advise a portion of the Fund, effective on March 6, 2026.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Fund’s investment adviser to enter into a sub-advisory agreement and materially amend an existing sub-advisory agreement, upon the approval of the Trust’s Board, without obtaining shareholder approval. The Order requires that an information statement be sent to shareholders of the Fund that provides information regarding the new sub-adviser and sub-advisory agreement. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of Information Statement is being mailed on or about May 20, 2026, to shareholders of record of the Fund as of April 20, 2026. The Information Statement will be available on the Trust’s website at https://ntam.northerntrust.com/united-states/all-investor/funds/information-statements until August 20, 2026. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you are a member of a household in which multiple shareholders of the Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank will send to your household only one copy of this Notice of Internet Availability of Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund undertakes to deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. If you would like to receive a separate copy of future notices of internet availability of information statements, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. If you are currently receiving multiple copies of annual reports, information statements, or notices of internet availability of information statements, and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MM NOTICE NMMGX (5/26)